Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2020 FOURTH QUARTER AND FULL YEAR RESULTS

2020 FOURTH QUARTER RESULTS AIDED BY WEATHER CLAIMS

ATLANTA, (March 4, 2021) -- Crawford & Company® (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations, today announced its financial results for the fourth quarter ended December 31, 2020.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

GAAP Consolidated Results

Fourth Quarter 2020

•	Revenues before reimbursements of $257.4 million, compared with $247.2 million for the 2019 fourth quarter
•	Net income attributable to shareholders of $9.4 million, compared with a loss of ($7.3) million in the same period last year
•	Diluted earnings per share of $0.18 for both CRD-A and CRD-B, compared with a loss of ($0.13) for CRD-A and ($0.15) for CRD-B in the prior year fourth quarter

Non-GAAP Consolidated Results

Fourth Quarter 2020

Non-GAAP results for the 2020 fourth quarter have been presented on a constant dollar basis to 2019. These results exclude after-tax net restructuring and other costs of $1.7 million and the non-cash income tax impact of the first quarter 2020 goodwill impairment of $0.9 million, as explained further on page 4. Non-GAAP consolidated results for the 2019 quarter exclude a goodwill impairment of $13.1 million and valuation allowances of $2.0 million on certain deferred tax assets.

•	Revenues before reimbursements, on a non-GAAP basis, of $254.0 million, compared with $247.2 million for the 2019 fourth quarter
•	Net income attributable to shareholders, on a non-GAAP basis, totaled $12.2 million in the 2020 fourth quarter, compared with $7.7 million in the same period last year
•	Diluted earnings per share, on a non-GAAP basis, of $0.23 for both CRD-A and CRD-B in the 2020 fourth quarter, compared with $0.15 for CRD-A and $0.13 for CRD-B in the prior year fourth quarter
•

Consolidated adjusted operating earnings, on a non-GAAP basis, were $18.8 million, or 7.4% of non-GAAP revenues, in the 2020 fourth quarter, compared with $16.7 million, or 6.8% of revenues, in the 2019 fourth quarter

•

Consolidated adjusted EBITDA, a non-GAAP financial measure, was $27.9 million, or 11.0% of non-GAAP revenues, in the 2020 fourth quarter, compared with $27.5 million, or 11.1% of revenues, in the 2019 fourth quarter

GAAP Consolidated Result

Full Year 2020

•	Revenues before reimbursements of $982.5 million in 2020, compared with $1.006 billion for 2019
•	Net income attributable to shareholders of $28.3 million, compared with $12.5 million in 2019
•	Diluted earnings per share of $0.54 for CRD-A and $0.52 for CRD-B, compared with $0.26 for CRD-A and $0.19 for CRD-B in 2019

Non-GAAP Consolidated Results

Full Year 2020

Non-GAAP results for 2020 full year have been presented on a constant dollar basis to 2019 and exclude the non-cash after-tax adjustments of goodwill impairment of $14.2 million, net restructuring and other costs of $4.9 million and gain on disposition of businesses of $10.8 million. Non-GAAP consolidated results for the 2019 full year exclude non-cash after-tax adjustments of a goodwill impairment of $13.1 million, arbitration and claim settlements of $9.3 million and tax valuation allowances on certain deferred tax assets of $2.0 million.

•	Revenues before reimbursements, on a non-GAAP basis, of $988.3 million, compared with $1.006 billion for 2019
•	Net income attributable to shareholders, on a non-GAAP basis, totaled $37.3 million in 2020 compared with $36.8 million last year
•	Diluted earnings per share, on a non-GAAP basis, of $0.71 for CRD-A and $0.69 for CRD-B in 2020, compared with $0.71 for CRD-A and $0.64 for CRD-B in the prior year
•	Consolidated adjusted operating earnings, on a non-GAAP basis, were $72.7 million, or 7.4% of non-GAAP revenues, in 2020, compared with $77.6 million, or 7.7% of revenues, in 2019
•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $105.6 million, or 10.7% of non-GAAP revenues in 2020, compared with $112.0 million, or 11.1% of revenues, in 2019

Management Comments

Mr. Rohit Verma, chief executive officer of Crawford & Company, stated, “Crawford delivered fourth quarter and full year 2020 results that exceeded expectations, driven by the strength of our core business and the perseverance of our employees. We continued to expand our profitability, with revenue and operating earnings above fourth quarter 2019 levels. At the same time, we strengthened our balance sheet by reducing our net debt to its lowest level since 2013. Our earnings trajectory and strong balance sheet gave us more confidence in our capital allocation strategy allowing us to make two recent transactions, as we welcomed Crawford Carvallo and HBA Group in the fourth quarter, and to restart our stock buyback program in 2021.”

Mr. Verma concluded, “As we embark on 2021, we are confident in our outlook as the COVID-19 pandemic recedes and we see the benefits of our success from new and enhanced client wins. We have realigned our business to not only enhance our client service, but also drive clarity of executing revenue and profit expansion initiatives. Additionally, we will continue to transcend the challenges presented by the pandemic, by staying focused on our strategy, as well as our purpose of restoring and enhancing lives, businesses and communities. We look forward to the journey ahead and delivering further value to our shareholders.”

Segment Results for the Fourth Quarter and Full Year

Crawford Claims Solutions

Crawford Claims Solutions revenues before reimbursements were $99.0 million in the fourth quarter of 2020, increasing 17.5% from $84.3 million in the fourth quarter of 2019. Absent foreign currency rate fluctuations of $1.9 million, fourth quarter 2020 revenues would have been $97.1 million.

The segment had operating earnings of $8.0 million in the 2020 fourth quarter more than doubling the $3.6 million in the fourth quarter of 2019. The operating margin was 8.1% in the 2020 quarter and 4.2% in the 2019 quarter.

Crawford Claims Solutions revenues before reimbursements were $356.4 million for the full year 2020, increasing 4.9% from $339.8 million in 2019. Absent foreign exchange rate fluctuations of $2.4 million, 2020 revenues would have been $358.8 million.

Operating earnings were $14.4 million in 2020 representing an operating margin of 4.0% compared with $7.6 million, or 2.2% of revenues, in 2019. Included in the 2020 operating earnings was a benefit of $0.8 million in the fourth quarter and $3.1 million for the year resulting from the Canada Emergency Wage Subsidy.

Crawford Specialty Solutions

Crawford Specialty Solutions revenues before reimbursements were $64.3 million in the fourth quarter of 2020, down 2.4% from $65.9 million in the same period of 2019. Absent foreign exchange rate fluctuations of $1.0 million, revenues would have been $63.3 million for the three months ended December 31, 2020.

Operating earnings were $14.2 million in the 2020 fourth quarter increasing 26.8% over the $11.2 million in the 2019 period. The segment’s operating margin for the 2020 quarter was 22.1% as compared with 17.0% in the 2019 quarter.

Crawford Specialty Solutions revenues before reimbursements were $261.1 million in 2020, down 4.1% from $272.1 million in 2019. Absent foreign exchange rate fluctuations of $2.4 million, revenues would have been $263.5 million for 2020.

Operating earnings were $52.6 million in 2020 compared with $49.3 million in 2019. The segment’s operating margin for 2020 was 20.1% as compared with 18.1% in 2019. Included in the 2020 operating earnings was a benefit of $0.6 million in the fourth quarter and $2.3 million for the year resulting from the Canada Emergency Wage Subsidy.

Crawford TPA Solutions

Crawford TPA Solutions segment revenues before reimbursements were $94.1 million in the 2020 fourth quarter, decreasing 3.0% from $97.0 million in the 2019 fourth quarter. Absent foreign currency rate fluctuations of $0.6 million, fourth quarter 2020 revenues would have been $93.6 million.

Crawford TPA Solutions recorded operating earnings of $7.6 million in the fourth quarter of 2020, representing an operating margin of 8.1%, increasing 25.4% over $6.1 million, or 6.3% of revenues, in the 2019 fourth quarter.

For the year, Crawford TPA Solutions revenues before reimbursements were $365.0 million decreasing 7.3% from $393.9 million in 2019. Absent foreign exchange rate fluctuations of $1.0 million, 2020 revenues were $366.0 million.

Crawford TPA Solutions recorded operating earnings of $21.5 million in 2020 representing an operating margin of 5.9% compared with $27.2 million, or 6.9% of revenues, in 2019. Included in the 2020 operating earnings was a benefit of $0.5 million in the fourth quarter and $1.6 million for the year resulting from the Canada Emergency Wage Subsidy.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $11.3 million in the fourth quarter of 2020, compared with $4.1 million in the same period of 2019. The increase for the three months ended December 31, 2020 was primarily due to a $3.9 million increase in self-insurance and related legal costs, a $3.2 million increase in incentive compensation and a $2.9 million increase in professional fees and other unallocated expenses, partially offset by a $2.8 million credit from the Canada Emergency Wage Subsidy.

Unallocated corporate costs were $16.6 million in 2020, compared with $6.5 million in the same period of 2019. The increase for 2020 was due to a $4.4 million increase in self-insurance and related legal costs, CEO transition costs and other severance costs totaling $5.0 million, a $3.6 million increase in unallocated incentive compensation and a $3.9 million increase in professional fees and other unallocated expenses, partially offset by $6.8 million credit from the Canada Emergency Wage Subsidy.

Restructuring and Other Costs, Net

The Company recognized pretax restructuring and other costs totaling $2.4 million in the 2020 fourth quarter and $8.1 million for the year, related primarily to severance and other termination costs in an effort to consolidate and streamline various functions of our workforce. For the 2020 fourth quarter, the restructuring and other costs are comprised of $3.7 million severance expense and related payroll taxes, $2.5 million asset impairment and lease termination cost, partially offset by a $1.1 million gain from fair value remeasurement of cost and equity method investments, a $1.2 million liquidation dividend from a cost method investment, and a $1.4 million gain from the sale of IP addresses.

Income Tax Impact of First Quarter Goodwill Impairment

The Company recognized a non-cash goodwill impairment in the 2020 first quarter, totaling $17.7 million, related to its Crawford Claims Solutions segment. Due to the non-discrete income tax treatment of the goodwill impairment, the initial income tax benefit related to the impairment normalized during the year, resulting in a lower full year income tax benefit. During the 2020 fourth quarter, the impact of this treatment decreased the income tax benefit by $0.9 million, or $0.02 per share.

Business Acquisitions

On October 1, 2020, the Company acquired most of the remaining 85% equity interests in Crawford Carvallo and its subsidiaries. Crawford Carvallo is a leading provider for loss adjusting, claims management solutions and legal services in Chile. The purchase price includes an initial lump-sum payment of $11.6 million and a maximum of $11.7 million payable over the next six years based on achieving certain EBITDA performance goals.

Subsequent Events

On November 1, 2020, the Company acquired 100% of HBA Group in Australia. HBA is a legal services provider that will complement the Company’s Crawford TPA Solutions segment in Australia. Due to the two-month reporting lag for reporting its international results, this transaction will be recognized in the 2021 first quarter. The purchase price includes an initial lump-sum payment of $4.1 million, net of working capital adjustment, and a maximum $3.2 million payable over the next four years based on achieving certain revenue and EBITDA performance goals.

In connection with the realignment of operating segment manager responsibilities subsequent to December 31, 2020, the Company has realigned its operating segments by moving to a reporting structure consisting of (1) Loss Adjusting, (2) TPA: Broadspire and (3) Platform Solutions. The Company's revised reportable segments, which will be effective for 2021 reporting, are comprised of the following:

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Loss Adjusting, which services the global property and casualty market. This is comprised of the previously reported Crawford Claims Solutions segment, excluding Networks and Crawford Legal Services, and the Global Technical Services service line previously reported within Crawford Specialty Solutions.

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TPA: Broadspire, which provides third party administration for workers' compensation, auto and liability, disability absence management, medical management, and accident and health to corporations, brokers and insurers worldwide. This is comprised of the previously reported Broadspire segment and the Crawford Legal Services service line previously reported within the Crawford Claims Solutions segment.

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Platform Solutions, which consists of Contractor Connection and Networks service lines. This is comprised of the previously reported Contractor Connection service line within Crawford Specialty Solutions and the Networks service line, which includes Catastrophe operations, WeGoLook, and certain international network businesses previously reported within the Crawford Claims Solutions segment.

The succeeding interim and annual periods will disclose the reportable segments under the new basis with prior periods restated to reflect the change.

COVID-19

The Company estimates that COVID-19 negatively impacted its revenues in the range of $45.0 to $55.0 million for the twelve months ended December 31, 2020 as compared with the 2019 period. The Company expects the ongoing global economic slowdown resulting from COVID-19 could have a material impact to its results of operations, financial condition and cash flow in one or more future quarters.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of December 31, 2020, totaled $44.7 million, compared with $51.8 million at December 31, 2019. The Company’s total debt outstanding as of December 31, 2020, totaled $113.6 million, compared with $177.0 million at December 31, 2019.

The Company’s operations provided $93.2 million of cash during 2020, compared with $75.2 million provided in 2019. The increase in cash provided by operating activities was primarily due to deferred payroll tax filings of $13.0 million and a benefit from the Canada Emergency Wage Subsidy totaling $11.8 million. The Company incurred higher software development and capital expenditures in 2020, which partially offset the increase in cash flows from operations. Free cash flow was $55.8 million in 2020, an increase of $1.7 million as compared with the prior year total of $54.1 million.

The Company made $9.0 million in contributions to its U.S. defined benefit pension plan and $0.5 million to its U.K. plans for 2020, compared with no contributions to the U.S. plan and $0.7 million to the U.K. plans in 2019.

During 2020, the Company repurchased 155,351 shares of CRD-A and 161,459 shares of CRD-B at an average cost of $8.42 per share. The total cost of share repurchases during 2020 was $2.7 million. The Company did not repurchase any shares during the 2020 fourth quarter. However, effective January 1, 2021, the Company has restarted its share repurchase program.

Conference Call

As previously announced, Crawford & Company will host a conference call on March 5, 2021 at 8:30 a.m. Eastern Time to discuss its fourth quarter 2020 results. The conference call can be accessed live by dialing 1-833-968-1973 and using Conference ID 1388329. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through April 5, 2021. You may dial 1-800-585-8367 to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring and other costs, arbitration and claims settlement, gain on disposition of businesses, income taxes and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes, stock-based compensation expense and foreign exchange fluctuations. Additionally, adjustments for non-recurring expenses for goodwill impairment, restructuring costs, arbitration and claim settlements and gain on disposition of businesses have been included in the calculation of adjusted EBITDA.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Year Ended
(in thousands)		December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$151,758	59.0%	$136,913	55.4%	$570,822	58.1%	$569,205	56.6%
U.K.	GBP	33,542	13.0%	32,370	13.1%	128,545	13.1%	126,337	12.6%
Canada	CAD	20,824	8.1%	27,401	11.1%	89,163	9.1%	114,438	11.4%
Australia	AUD	18,811	7.3%	16,346	6.6%	73,081	7.4%	70,569	7.0%
Europe	EUR	13,985	5.4%	14,135	5.7%	54,122	5.5%	54,136	5.4%
Rest of World	Various	18,501	7.2%	20,021	8.1%	66,759	6.8%	71,117	7.0%
Total Revenues, before reimbursements		$257,421	100.0%	$247,186	100.0%	$982,492	100.0%	$1,005,802	100.0%

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three months ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Operating earnings:
Crawford Claims Solutions	$8,046	$3,572	$14,375	$7,630
Crawford Specialty Solutions	14,213	11,213	52,553	49,321
Crawford TPA Solutions	7,606	6,067	21,476	27,173
Unallocated corporate and shared costs, net	(11,347)	(4,122)	(16,574)	(6,515)
Consolidated operating earnings	18,518	16,730	71,830	77,609
(Deduct) add:
Net corporate interest expense	(1,648)	(2,428)	(7,923)	(10,774)
Stock option expense	(89)	(537)	(1,122)	(1,885)
Amortization expense	(2,500)	(2,848)	(11,653)	(11,277)
Goodwill impairment	—	(17,484)	(17,674)	(17,484)
Restructuring and other costs, net	(2,419)	—	(8,133)	—
Arbitration and claim settlements	—	—	—	(12,552)
Gain on disposition of businesses, net	—	—	13,763	—
Tax valuation allowances	—	(1,991)	—	(1,991)
Income tax provision	(2,459)	(1,000)	(12,013)	(12,120)
Net (income) loss attributable to noncontrolling interests and redeemable noncontrolling interests	(3)	2,246	1,221	2,959
Net income (loss) attributable to shareholders of Crawford & Company	$9,400	$(7,312)	$28,296	$12,485

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three months ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net income (loss) attributable to shareholders of Crawford & Company	$9,400	$(7,312)	$28,296	$12,485
Add (Deduct):
Depreciation and amortization	9,961	10,427	40,111	40,513
Stock-based compensation	1,652	1,499	4,384	4,109
Net corporate interest expense	1,648	2,428	7,923	10,774
Goodwill impairment	—	17,484	17,674	17,484
Restructuring and other costs, net	2,419	—	8,133	—
Arbitration and claim settlements	—	—	—	12,552
Gain on disposition of businesses, net	—	—	(13,763)	—
Tax valuation allowances	—	1,991	—	1,991
Income tax provision	2,459	1,000	12,013	12,120
Foreign exchange fluctuations	347	—	863	—
Non-GAAP adjusted EBITDA	$27,886	$27,517	$105,634	$112,028

Following is a reconciliation of operating cash flow to free cash flow for the twelve months ended December 31, 2020 and 2019:

Year Ended
(in thousands)	December 31, 2020	December 31, 2019	Change
Net Cash Provided by Operating Activities	$93,178	$75,216	$17,962
Less:
Property & Equipment Purchases, net	(14,226)	(8,688)	(5,538)
Capitalized Software (internal and external costs)	(23,154)	(12,436)	(10,718)
Free Cash Flow	$55,798	$54,092	$1,706

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2020 on a constant dollar basis before goodwill impairment, restructuring costs and gain on disposition of businesses and for 2019 exclude the results of the goodwill impairment and the arbitration and claim settlements:

Three Months Ended December 31, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company(1)	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$257,421	$18,518	$11,862	$9,400	$0.18	$0.18
Adjustments:
Income tax impact of first quarter goodwill impairment	—	—	—	935	0.02	0.02
Restructuring and other costs, net	—	—	2,419	1,664	0.03	0.03
Foreign exchange fluctuations	(3,459)	317	347	154	—	—
Non-GAAP Adjusted	$253,962	$18,835	$14,628	$12,153	$0.23	$0.23

Three Months Ended December 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$247,186	$16,730	$(6,567)	$(7,312)	$(0.13)	$(0.15)
Adjustments:
Goodwill impairment	—	—	17,484	13,057	0.24	0.24
Tax valuation allowances	—	—	—	1,991	0.04	0.04
Non-GAAP Adjusted	$247,186	$16,730	$10,917	$7,736	$0.15	$0.13

Year Ended December 31, 2020
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax income	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$982,492	$71,830	$39,088	$28,296	$0.54	$0.52
Adjustments:
Goodwill impairment	—	—	17,674	14,209	0.27	0.27
Restructuring and other costs, net	—	—	8,133	4,927	0.09	0.09
Gain on disposition of businesses, net	—	—	(13,763)	(10,807)	(0.20)	(0.20)
Foreign exchange fluctuations	5,761	911	863	656	0.01	0.01
Non-GAAP Adjusted	$988,253	$72,741	$51,995	$37,281	$0.71	$0.69

Year Ended December 31, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$1,005,802	$77,609	$23,637	$12,485	$0.26	$0.19
Adjustments:
Goodwill impairment	—	—	17,484	13,057	0.24	0.24
Arbitration and claim settlements	—	—	12,552	9,276	0.17	0.17
Tax valuation allowances	—	—	—	1,991	0.04	0.04
Non-GAAP Adjusted	$1,005,802	$77,609	$53,673	$36,809	$0.71	$0.64

(1) The income tax impact of goodwill impairment was based on the estimated annual effective income tax rate. Due to the non-discrete income tax treatment of the first quarter goodwill impairment, the income tax benefit normalized as income was earned during the remainder of the year, resulting in a lower full year income tax benefit.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three months ended		Year Ended
(in thousands)	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,692	30,449	30,605	30,637
Class B Common Stock	22,510	22,689	22,527	22,975
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,981	30,449	30,857	31,090
Class B Common Stock	22,510	22,689	22,527	22,975

Further information regarding the Company’s operating results for the quarter ended December 31, 2020, financial position as of December 31, 2020, and cash flows for the quarter ended December 31, 2020 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to carriers, brokers and corporations with an expansive global network serving clients in more than 70 countries. The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class. More information is available at www.crawco.com.

Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$257,421	$247,186	4%
Reimbursements	8,184	10,376	(21)%
Total Revenues	265,605	257,562	3%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	185,354	177,284	5%
Reimbursements	8,184	10,376	(21)%
Total Costs of Services	193,538	187,660	3%

Selling, General, and Administrative Expenses	55,625	55,763	(0)%
Corporate Interest Expense, Net	1,648	2,428	(32)%
Goodwill Impairment	—	17,484	(100)%
Restructuring and Other Costs, Net	2,419	—	nm
Total Costs and Expenses	253,230	263,335	(4)%

Other Expense, Net	(513)	(794)	(35)%

Income Before Income Taxes	11,862	(6,567)	(281)%
Provision for Income Taxes	2,459	2,991	(18)%

Net Income (Loss)	9,403	(9,558)	(198)%

Net (Income) Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(3)	2,246	(100)%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$9,400	$(7,312)	(229)%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.18	$(0.13)	(238)%
Class B Common Stock	$0.18	$(0.15)	(220)%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.18	$(0.13)	(238)%
Class B Common Stock	$0.18	$(0.15)	(220)%

Cash Dividends Per Share:
Class A Common Stock	$0.05	$0.07	(29)%
Class B Common Stock	$0.05	$0.05	—

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2020	2019	% Change

Revenues:
Revenues Before Reimbursements	$982,492	$1,005,802	(2)%
Reimbursements	33,703	41,825	(19)%
Total Revenues	1,016,195	1,047,627	(3)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	703,617	710,948	(1)%
Reimbursements	33,703	41,825	(19)%
Total Costs of Services	737,320	752,773	(2)%

Selling, General, and Administrative Expenses	218,952	227,170	(4)%
Corporate Interest Expense, Net	7,923	10,774	(26)%
Goodwill Impairment	17,674	17,484	1%
Arbitration and Claim Settlements	—	12,552	(100)%
Restructuring and Other Costs, Net	8,133	—	nm
Gain on Disposition of Businesses, Net	(13,763)	—	nm
Total Costs and Expenses	976,239	1,020,753	(4)%

Other Expense, Net	(868)	(3,237)	(73)%

Income Before Income Taxes	39,088	23,637	65%
Provision for Income Taxes	12,013	14,111	(15)%

Net Income	27,075	9,526	184%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	1,221	2,959	(59)%

Net Income Attributable to Shareholders of Crawford & Company	$28,296	$12,485	127%

Earnings Per Share - Basic:
Class A Common Stock	$0.54	$0.27	100%
Class B Common Stock	$0.52	$0.19	174%

Earnings Per Share - Diluted:
Class A Common Stock	$0.54	$0.26	108%
Class B Common Stock	$0.52	$0.19	174%

Cash Dividends Per Share:
Class A Common Stock	$0.19	$0.28	(32)%
Class B Common Stock	$0.17	$0.20	(15)%

nm = not meaningful

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31, 2020 and December 31, 2019

Unaudited

(In Thousands, Except Par Values)

	December 31,	December 31,
	2020	2019
ASSETS

Current Assets:
Cash and Cash Equivalents	$44,656	$51,802
Accounts Receivable, Net	123,060	128,217
Unbilled Revenues, at Estimated Billable Amounts	103,528	103,894
Income Taxes Receivable	1,269	7,820
Prepaid Expenses and Other Current Assets	29,490	23,476
Total Current Assets	302,003	315,209

Net Property and Equipment	36,402	31,425

Other Assets:
Operating Lease Right-of-Use Asset, Net	109,315	102,354
Goodwill	66,537	80,642
Intangible Assets Arising from Business Acquisitions, Net	71,176	75,083
Capitalized Software Costs, Net	71,021	66,445
Deferred Income Tax Assets	25,595	17,971
Other Noncurrent Assets	70,935	70,884
Total Other Assets	414,579	413,379

Total Assets	$752,984	$760,013

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$1,837	$28,546
Accounts Payable	41,544	34,377
Accrued Compensation and Related Costs	81,848	68,499
Self-Insured Risks	11,390	11,311
Income Taxes Payable	5,822	3,030
Operating Lease Liability	32,745	30,765
Other Accrued Liabilities	40,375	31,449
Deferred Revenues	27,233	28,288
Total Current Liabilities	242,794	236,265

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	111,758	148,408
Deferred Revenues	24,136	24,080
Accrued Pension Liabilities	53,886	65,909
Operating Lease Liability	93,228	87,064
Other Noncurrent Liabilities	40,254	33,410
Total Noncurrent Liabilities	323,262	358,871

Redeemable Noncontrolling Interests	-	2,310

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,847	30,610
Class B Common Stock, $1.00 Par Value	22,510	22,671
Additional Paid-in Capital	67,193	63,392
Retained Earnings	265,245	249,551
Accumulated Other Comprehensive Loss	(198,856)	(206,907)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	186,939	159,317
Noncontrolling Interests	(11)	3,250
Total Shareholders’ Investment	186,928	162,567

Total Liabilities and Shareholders’ Investment	$752,984	$760,013

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended December 31

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$99,040	$84,265	17.5%	$64,268	$65,872	(2.4)%	$94,113	$97,049	(3.0)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	67,509	54,688	23.4%	33,229	35,773	(7.1)%	55,551	58,942	(5.8)%

% of Revenues Before Reimbursements	68.2%	64.9%		51.7%	54.3%		59.0%	60.7%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	23,485	26,005	(9.7)%	16,826	18,886	(10.9)%	30,956	32,040	(3.4)%

% of Revenues Before Reimbursements	23.7%	30.9%		26.2%	28.7%		32.9%	33.0%

Total Operating Expenses	90,994	80,693	12.8%	50,055	54,659	(8.4)%	86,507	90,982	(4.9)%

Operating Earnings (1)	$8,046	$3,572	125.3%	$14,213	$11,213	26.8%	$7,606	$6,067	25.4%

% of Revenues Before Reimbursements	8.1%	4.2%		22.1%	17.0%		8.1%	6.3%

Twelve Months Ended December 31,

	Crawford Claims Solutions		%	Crawford Specialty Solutions		%	Crawford TPA Solutions		%
	2020	2019	Change	2020	2019	Change	2020	2019	Change

Revenues Before Reimbursements	$356,447	$339,837	4.9%	$261,062	$272,109	(4.1)%	$364,983	$393,856	(7.3)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	238,616	223,639	6.7%	135,906	141,776	(4.1)%	221,794	236,853	(6.4)%

% of Revenues Before Reimbursements	66.9%	65.8%		52.1%	52.1%		60.8%	60.1%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	103,456	108,568	(4.7)%	72,603	81,012	(10.4)%	121,713	129,830	(6.3)%

% of Revenues Before Reimbursements	29.0%	31.9%		27.8%	29.8%		33.3%	33.0%

Total Operating Expenses	342,072	332,207	3.0%	208,509	222,788	(6.4)%	343,507	366,683	(6.3)%

Operating Earnings (1)	$14,375	$7,630	88.4%	$52,553	$49,321	6.6%	$21,476	$27,173	(21.0)%

% of Revenues Before Reimbursements	4.0%	2.2%		20.1%	18.1%		5.9%	6.9%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, goodwill impairment, restructuring costs, gain on disposition of businesses, arbitration and claim settlements, and certain unallocated corporate and shared costs and credits. See page 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year to Date Period Ended December 31, 2020 and December 31, 2019

Unaudited

(In Thousands)

	2020	2019
Cash Flows From Operating Activities:
Net income	$27,075	$9,526
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	40,111	40,513
Goodwill impairment	17,674	17,484
Deferred income taxes	(9,005)	3,040
(Gain) on disposition of businesses, net	(13,763)	—
Stock-based compensation	4,384	4,109
Changes in operating assets and liabilities:
Accounts receivable, net	5,063	5,922
Unbilled revenues, net	(3,762)	5,302
Accrued or prepaid income taxes	9,311	(5,985)
Accounts payable and accrued liabilities	31,775	(6,946)
Deferred revenues	(1,074)	(281)
Accrued retirement costs	(10,790)	3,387
Prepaid expenses and other operating activities	(3,821)	(855)
Net cash provided by operating activities	93,178	75,216

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(14,226)	(8,688)
Capitalization of computer software costs	(23,154)	(12,436)
Cash proceeds from disposition of business, net of cash disposed	19,968	—
Payments for business acquisitions, net of cash acquired	(9,983)	(2,296)
Other investing activities	358	—
Net cash used in investing activities	(27,037)	(23,420)

Cash Flows From Financing Activities:
Cash dividends paid	(9,645)	(13,171)
Proceeds from shares purchased under employee stock-based compensation plans	(476)	(827)
Proceeds from shares purchased under employee stock-based compensation plans	811	2,104
Repurchases of common stock	(2,666)	(26,210)
Payments for equity investments	(602)	—
Increases in short-term and revolving credit facility borrowings	108,142	66,197
Payments on short-term and revolving credit facility borrowings	(169,675)	(80,948)
Payments on finance lease obligations	(62)	(93)
Dividends paid to noncontrolling interests	(196)	(458)
Net cash used in financing activities	(74,369)	(53,406)

Effects of exchange rate changes on cash and cash equivalents	1,082	293
Decrease in cash and cash equivalents	(7,146)	(1,317)
Cash and cash equivalents at beginning of year	51,802	53,119
Cash and cash equivalents at end of period	$44,656	$51,802